CUSIP NO. 885807206	13G	Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Molecular Templates, Inc.

Dated:    February 6, 2019

EXCEL VENTURE FUND II, L.P.

BY:	EXCEL VENTURES II GP, LLC
ITS:	GENERAL PARTNER

By:	/s/ Frederick R. Blume
Manager

EXCEL VENTURES II GP, LLC

By:	/s/ Frederick R. Blume
Manager

/s/ Frederick R. Blume
Frederick R. Blume

/s/ Juan Enriquez
Juan Enriquez

/s/ Caleb Winder
Caleb Winder